Exhibit 99.1

RADIANT LOGISTICS, INC. ACQUIRES SERVICE BY AIR

BELLEVUE, WA   June 8, 2015 – Radiant Logistics, Inc. (“Radiant”) (NYSE MKT: RLGT), a third party logistics and multimodal transportation services company, today announced it has acquired New York-based Service By Air, Inc., a privately held company that provides a full range of domestic and international transportation and logistics services across North America.  The transaction is valued at approximately $12.0 million in cash and is subject to certain hold-back provisions and a working capital adjustment as of the closing date.

Founded in 1976, Service By Air services a diversified account base including manufacturers, distributors and retailers through a combination of company-owned operating locations in Lawrence, New York (JFK), Carson, California (LAX) and San Francisco, California (SFO) and forty independent agency locations across North America. Based on historic financial statements provided by its management, Service By Air generated approximately $130.7 million in revenues for the twelve months ended August 31, 2014. Service By Air will operate as a wholly-owned subsidiary of Radiant.

On the acquisition, Radiant Founder and CEO Bohn Crain remarked: "We are proud to announce our acquisition of Service By Air, which has earned great brand recognition in the marketplace and brings a rich tradition of providing best-in-class service to its customers.  Our plan is to continue to operate the Service By Air brand alongside Radiant's other existing network brands while leveraging the increased and substantial purchasing power of the combined group. Arnie Goldstein, the Chief Operating Officer of Service By Air, will continue in his current capacity post-closing."

Crain continued: "This transaction is a continuation of our long-time focus to bring value to the agent-based forwarding community and the ideal next step to accelerate Radiant's growth, further strengthen our network footprint and leverage our combined company-owned operations in the New York (JFK) and Los Angeles (LAX) markets.  Through the purchase of Service By Air, Radiant will enjoy more than 150 operating locations across North America, giving us one of the largest footprints in our industry.  We expect that this will translate into improved profitability and strategic advantage for all of our stations. We continue to gain momentum in the agent-based forwarding community with more and more logistics entrepreneurs looking to align themselves with a strong financial partner with the technology, purchasing power and global network to deliver world-class solutions to their customers. As part of our broader acquisition strategy we continue to cultivate opportunities in our core freight forwarding business and look forward to providing further updates on the acquisition front as things develop."

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Tuesday, June 9, 2015 at 4:00 pm, ET to discuss the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13611777. The call will also be webcast and may be accessed via Radiant's web site at http://radiantdelivers.com or through www.InvestorCalendar.com.

About Service By Air

Service By Air (www.sbaglobal.com), founded in 1976, provides worldwide transportation and logistics services through its extensive network of exclusive agent and company-owned offices across North America. To learn more about how to join the SBA network please call contact Arnie Goldstein at (800) 243-5545.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a comprehensive North American provider of third party logistics and multimodal transportation services.  As a non-asset provider, with minimal investment in equipment, the company delivers advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America.  Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, SBA's ability following the acquisition to maintain and grow its revenues, the substantial majority of which are derived from independent agency locations (most of which are either subject to short term agreements or agreements that are terminable at will by the agents)  and operating margins in a manner consistent with its most recent operating results and trends,, our ability to integrate SBA's operations with our historic operations, our ability to realize cost synergies through such integration, the effect that the acquisition will have on SBA's existing customers, agents and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of  our Report on Form 10-K for the year ended June 30, 2014 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof. About Radiant Logistics, Inc.

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Investor Contact:	Media Contact:
Stonegate, Inc.	Radiant Logistics, Inc.
Casey Stegman	Ryan McBride
972-850-2001	(425) 943-4533
casey@stonegateinc.com	rmcbride@radiantdelivers.com